UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SUTRO BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUTRO BIOPHARMA, INC.

111 Oyster Point Boulevard

South San Francisco, California, 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2025

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of Sutro Biopharma, Inc. will be held via a virtual meeting. You will be able to participate in the 2025 Annual Meeting and vote during the 2025 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/STRO2025 on Friday, June 6, 2025 at 3:00 PM Pacific Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect three Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the 2025 Annual Meeting.
4.
To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a ratio of any whole number between 1-for-5 and 1-for-25, with the exact ratio determined by the board of directors in its discretion, subject to the board of directors’ authority to abandon such amendment.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 10, 2025 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. This Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and the accompanying proxy statement are being mailed out to stockholders as of the record date beginning on or about April , 2025.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://ir.sutrobio.com/contact-ir .

Your vote as a Sutro Biopharma, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Investor Relations group at IR@sutrobio.com or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC by email through their website at https://www.equiniti.com/us or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Jane Chung
Chief Executive Officer and Director

South San Francisco, California

April , 2025

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 6, 2025: the Proxy Statement and our 2024 Annual Report on Form 10-K are available at http://ir.sutrobio.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

SUTRO BIOPHARMA, INC.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

SUTRO BIOPHARMA, INC.

111 Oyster Point Boulevard

South San Francisco, California, 94080

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

April , 2025

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Sutro Biopharma, Inc. (Sutro Biopharma or the Company) for use at Sutro Biopharma’s 2025 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/STRO2025 on Friday, June 6, 2025 at 3:00 PM Pacific Time and any adjournment or postponement thereof. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this format over an in-person meeting. This approach also lowers costs and aligns with our broader sustainability goals. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting. We are making this proxy statement, the accompanying form of proxy and our Annual Report on Form 10‑K for the year ended December 31, 2024 first available to stockholders on or about April , 2025. An electronic copy of this proxy statement and Annual Report on Form 10‑K are available at http://ir.sutrobio.com.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April , 2025, we expect to send to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 10, 2025, the record date, will be entitled to vote at the meeting. At the close of business on April 10, 2025, 84,363,322 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 10, 2025, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 10, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 10, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all three of the nominees or “WITHHOLD” your vote with respect to one, two or all three of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Approval of the amendment to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split will be obtained if the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter or the stockholder may abstain from voting on the matter (abstention). In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the outcome of any of the proposals. Additionally, abstentions will count for purposes of determining the presence of a quorum, but are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the outcome of any of the proposals.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1); FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3); and FOR the amendment to our Certificate of Incorporation to effect a reverse stock split (Proposal 4).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

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vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/STRO2025. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;
•
vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card; or
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vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2025. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If your shares are held in an account with a brokerage firm, bank or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

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delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
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signing and delivering a proxy bearing a later date;
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voting again through the internet or by telephone; or
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attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/STRO2025 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

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view our proxy materials for the meeting through the Internet;
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instruct us to mail paper copies of our future proxy materials to you; and
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instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board Committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Board Composition and Leadership Structure

Our Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Governance Committee deems appropriate. The positions of Chief Executive Officer and Chair of our Board of Directors are currently held by two different individuals (Jane Chung and Connie Matsui, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Ms. Chung’s significant managerial experience working with and serving in various executive positions in life sciences companies makes her well-suited for this day-to-day operational role, while Ms. Matsui’s extensive experience advising life sciences companies with respect to corporate strategy, product development, sales and marketing and operations allows her to perform an oversight function separate from management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management. Any changes to the leadership structure of our Board of Directors, if made, will be promptly disclosed on the investor relations section of our website and in our proxy materials. Our Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at regular quarterly Board of Director meetings, and at ad hoc meetings when deemed appropriate, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal controls over financial reporting, disclosure controls and procedures, and information security. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk and environmental, social and governance, or ESG, concerns. The Science and Technology Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our research and development and platform programs.

Cybersecurity Risk Oversight

Our Board of Directors recognizes the critical importance of maintaining the trust and confidence of our patients, business partners and employees. Our Board of Directors is actively involved in oversight of our risk management program, and cybersecurity represents an important component of our overall approach to enterprise risk management (“ERM”). Through our ERM program, risks are identified, assessed and managed at the organization level, mission and business process level, and information system level. Our cybersecurity program, policies and procedures are fully integrated into our ERM program and are maintained in accordance with industry good standards. Our Board of Directors’ oversight of cybersecurity risk management is supported by our Audit Committee, which regularly interacts with our executive leadership, including our Chief Executive Officer, Chief Financial Officer and our General Counsel and other key officers.

We have implemented a comprehensive, cross-functional approach to identifying, preventing and mitigating cybersecurity threats and incidents, while also implementing controls and procedures that provide for the prompt escalation of certain cybersecurity incidents so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. We also maintain a comprehensive, risk-based approach to identifying and overseeing cybersecurity risks presented by third parties, including vendors, service providers and other external users of our systems, as well as the systems of third parties that could adversely impact our business in the event of a cybersecurity incident affecting those third-party systems. Further information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board Committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Connie Matsui, Michael Dybbs, John Freund, Sukhi Jagpal, Heidi Hunter, Joseph Lobacki, James Panek, Daniel Petree, and Jon Wigginton, representing nine of our ten incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Board of Directors and Committee Self-Evaluations

Our Board of Directors is committed to a robust self-evaluation process designed for continuous improvement. To achieve this, our Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of the Board of Directors completes a survey to provide feedback on the processes, structure, composition and effectiveness of the Board of the Directors. The survey is a detailed written questionnaire designed to help the Board of Directors assess the performance of the Board of Directors and its committees, their own individual performance and the individual performances of fellow directors. The feedback received is shared first with the Nominating and Governance Committee, and then made available to the individual directors and the full Board of Directors.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below. Members serve on these Committees until their resignation or until otherwise determined by our Board of Directors. Each of these Committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview under the heading “Governance.” The Board of Directors also establishes ad hoc committees to manage particular strategic priorities from time to time, including committees to manage Business Development, Financing and Pricing, and Corporate Strategy, as appropriate.

Audit Committee

Our Audit Committee is currently composed of Mr. Jagpal, Ms. Hunter, Dr. Freund, and Mr. Lobacki and following the Annual Meeting, our Audit Committee will be composed of Mr. Jagpal, Ms. Hunter and Mr. Lobacki. Mr. Jagpal is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that each of Mr. Jagpal and Ms. Hunter is an “Audit Committee financial expert” as defined in Item

407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

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selecting and hiring our independent registered public accounting firm;
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the qualifications, independence and performance of our independent auditors;
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the preparation of the Audit Committee report to be included in our annual proxy statement;
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our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
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our controls and procedures for mitigating cybersecurity and other information technology risks, including our plans to respond to data breaches; and
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reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Mr. Lobacki, Mr. Petree, and Dr. Wigginton. Mr. Lobacki is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
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evaluating and providing input for non-employee director compensation arrangements for approval by our Board of Directors;
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providing oversight for our cash-based and equity-based compensation plans;
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succession planning for executive officers of the Company other than the Chief Executive Officer; and
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compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Frederic W. Cook & Co., Inc., or FW Cook, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2024. Specifically, FW Cook was engaged to:

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provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
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review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
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review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
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review market practices regarding base salary, bonus and equity programs.

Representatives of FW Cook met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2024, FW Cook worked with the Compensation Committee to assist the Committee in satisfying its responsibilities and undertook no projects for management without the Committee’s prior approval. The Compensation Committee has determined that none of the work performed by FW Cook during the fiscal year ended December 31, 2024 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Mr. Panek, Ms. Matsui and Mr. Petree. Mr. Panek is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

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identifying, considering and recommending candidates for membership on our Board of Directors;
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developing and overseeing the process of evaluating the performance of our Board of Directors;
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succession planning for the Chief Executive Officer; and
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advising our Board of Directors on other corporate governance matters.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Wigginton, Dr. Dybbs, Ms. Hunter and Mr. Panek. Dr. Wigginton is the Chair of our Science and Technology Committee. Our Science and Technology Committee is responsible for, among other things:

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reviewing our overall scientific, research and development and platform strategy;
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overseeing our research and development and platform programs;
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reviewing external scientific research, discoveries and commercial developments, as appropriate; and
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evaluating our overall intellectual property strategies.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of business conduct is posted on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Corporate Social Responsibility

We believe that corporate social responsibility (“CSR”) initiatives are important to our business and to creating sustainable value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our employees, partners, and the communities in which we operate.

Insider Trading Policy and Anti-hedging

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees. Our Insider Trading Policy also provides that we will not transact in any of our own securities unless in compliance with U.S. securities laws and also provides that our General Counsel will serve as the Compliance Officer who administers, interprets and enforces our Insider Trading Policy. In addition, our Insider Trading Policy prohibits our directors, officers and employees from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

During 2024, Mr. Lobacki, Mr. Petree, and Dr. Wigginton served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar Committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2024.

Board and Committee Meetings and Attendance

The Board of Directors and its Committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2024, the Board of Directors held seven meetings including video conference meetings; the Audit Committee held four meetings; the Compensation Committee held six meetings; the Science and Technology Committee held five meetings; and the Nominating and Governance Committee held four meetings. During 2024, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all Committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. All of our directors attended our 2024 annual meeting of stockholders, which was held virtually. We do not have a formal policy requiring attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a Committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Sutro Biopharma, Inc.

c/o Corporate Secretary

111 Oyster Point Boulevard

South San Francisco, California, 94080

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of director candidates, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and Committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not yet adopted a specific policy regarding Board diversity, though we plan to comply with any applicable legal and listing requirements for director diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our Amended and Restated Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Amended and Restated Bylaws on nominations by stockholders.

Any nomination should be sent in writing to our Corporate Secretary, Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information regarding the nominee and proposing stockholder as specified in our Amended and Restated Bylaws, and certain representations regarding the nomination. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.” In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2026 and 2027, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Wigginton,Ms. Hunter and Dr. Dybbs, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2028 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

John Freund, M.D., who has served on our Board since 2014, has decided not to stand for re-election. Dr. Freund’s term will expire at the conclusion of our 2025 Annual Meeting. The Board is grateful to Dr. Freund for his dedication, many years of service, and contributions as a director of Sutro. Dr. Freund will continue to advise our management team as a consultant.

Each director will be elected by a plurality by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, or all of the nominees or “WITHHOLD” your vote with respect to one, two, or all of the nominees. A “WITHHOLD” vote will have the same effect as an abstention. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of March 31, 2025 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Heidi Hunter(1)(2)	66	Class I Director
Jon Wigginton, M.D.(2)(3)	63	Class I Director
Michael Dybbs, Ph.D.(2)	50	Class I Director

(1) Member of our Audit Committee

(2) Member of our Science and Technology Committee

(3) Member of our Compensation Committee

Heidi Hunter has served as a member of our Board of Directors since November 2021. Ms. Hunter is the former President of Cardinal Health Specialty Solutions, a specialty healthcare business. Prior to Cardinal Health, Ms. Hunter served as Senior Vice President for UCB (Union Chimique Belge), a multinational biopharmaceutical company with a primary focus on neurology and immunology disorders from September 2015 to September 2020. Ms. Hunter also served as Senior Vice President and General Manager of Boehringer lngelheim, a pharmaceutical company, from 2011 to 2015. Prior to Boehringer lngelheim, Ms. Hunter held similar roles in sales and marketing at Ciba-Geigy (today part of Novartis) and Wyeth Pharmaceuticals LLC (today part of Pfizer) where she led their oncology business. Ms. Hunter also serves on the Board of Directors of Vicore Pharma Holding AB, Bavarian Nordic and IO Biotech. Ms. Hunter received a B.A in Economics from University of Michigan and a M.B.A. from University of Chicago - Booth School of Business. We believe that Ms. Hunter is qualified to serve on our Board of Directors because of her extensive experience in building and developing talent and high-performance teams in the pharmaceutical sector with the skills, motivation, and culture to achieve sustainable results. Ms. Hunter’s experience in various senior management positions, including as the former President of Cardinal Health Specialty Solutions, a portfolio of specialty healthcare businesses, strengthens our Board of Directors’ ability to oversee the important human capital management element of our company.

Jon Wigginton, M.D., has served as a member of our Board of Directors since November 2020. Dr. Wigginton is a physician and scientist with expertise in cancer immunotherapy drug development. He has over 25 years of experience in clinical oncology, with leadership experience in both academia and industry. Dr. Wigginton currently serves as President, Research and Development at

Bright Peak Therapeutics. Most recently, he was Senior Advisor and Chairman of the SAB at Cullinan Oncology, Inc., having served previously as the Chief Medical Officer focused on developing oncology therapeutics, and as an advisor for MPM Capital, a healthcare investment firm from 2020 to 2021. From August 2013 to March 2020, Dr. Wigginton served as Senior Vice President, Clinical Development and Chief Medical Officer for MacroGenics, Inc., a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics. From 2008 to 2013, Dr. Wigginton served as the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol-Myers. From 2006 to 2008, Dr. Wigginton served as the Director of Clinical Oncology at Merck Research Laboratories. During his academic career, Dr. Wigginton has held several positions at the National Cancer Institute Center for Cancer Research, including Head of Investigational Biologics Section, Pediatric Oncology Branch. Dr. Wigginton also served as a member of the Board of Directors of Checkmate Pharmaceuticals from January 2022 through May 2022, when the company was acquired by Regeneron. Dr. Wigginton previously served as President and as a member of the Board of directors of the Society for Immunotherapy of Cancer (non-profit). Dr. Wigginton received an M.D. and B.S. in Biology from the University of Michigan. We believe that Dr. Wigginton is qualified to serve on our Board of Directors because of his years of experience in clinical oncology and immunotherapy drug development. Dr. Wigginton’s significant experience in developing strategies that ultimately resulted in FDA approval of new treatment options offers a valuable perspective to our Board of Directors’ discussions regarding clinical development of new oncology therapeutics.

Michael Dybbs, Ph.D., has served as a member of our Board of Directors since July 2018. Dr. Dybbs is currently a partner at Samsara BioCapital, where he has worked since March 2017. Prior to joining Samsara, Dr. Dybbs was a partner at New Leaf Venture Partners, where he worked from May 2009 until September 2016. Before joining New Leaf Venture Partners, L.L.C., Dr. Dybbs was a principal at the Boston Consulting Group. Dr. Dybbs currently serves on the boards of directors of Nkarta Therapeutics (NKTX) and several private companies. Dr. Dybbs previously served on the boards of directors of Versartis, Inc. and Dimension Therapeutics, Inc. Dr. Dybbs received an A.B. in biochemical sciences from Harvard College and a Ph.D. in molecular biology from University of California, Berkeley, where he was awarded a Howard Hughes Medical Institute fellowship. We believe that Dr. Dybbs is qualified to serve on our Board of Directors because of his financial and strategic expertise as well as his deep understanding of the life sciences sector developed over years of investing and advising companies of all sizes. Our Board of Directors particularly values Dr. Dybbs’s experience in evaluation of and development of messaging strategies for clinical data.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of March 31, 2025 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Connie Matsui (4)	71	Class II Director
Jane Chung, R.Ph.	54	Class II Director
James Panek (1)(4)	72	Class II Director
Joseph M. Lobacki (2)(3)	66	Class III Director
Daniel H. Petree (3)(4)	69	Class III Director
Sukhi Jagpal(2)	51	Class III Director

(1) Member of our Science and Technology Committee

(2) Member of our Audit Committee

(3) Member of our Compensation Committee

(4) Member of our Nominating and Governance Committee

Connie Matsui has served as a member, and Chair, of our Board of Directors since June 2019 and brings over 18 years of general management experience in the biotechnology industry. From 2004 to 2009, Ms. Matsui served in various leadership positions at Biogen Idec, Inc., including as Executive Vice President, Knowledge and Innovation Networks and Executive Committee member. Prior to that, Ms. Matsui served in various leadership positions at IDEC Pharmaceuticals, a predecessor of Biogen Idec, including Senior Vice President; Collaboration Chair for the late-stage development and commercialization of rituximab (tradenames: Rituxan® and MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the U.S. FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves on the boards of directors of Halozyme Therapeutics, Inc. and Artelo Biosciences, Inc., and has served on not-for-profit boards at the local, national and global level. Ms. Matsui received a B.A. and an M.B.A. from Stanford University. We believe that Ms. Matsui is qualified to serve on our Board of Directors because of her wealth of operational and managerial experience, including her extensive knowledge of the biotechnology industry, her service in other public company management teams and boards and her expertise in organizational and operational development. Her operational development experience includes serving as a Collaboration Chair for the late-stage development and commercialization of rituximab in the three-way IDEC Pharmaceuticals, Roche and Genentech collaboration. Her knowledge in these and other areas provide critical insights to our business, particularly as our Board of Directors considers our collaboration strategies through our proprietary XpressCF® and XpressCF+® platforms.

Jane Chung, R.Ph., has served as our Chief Executive Officer and a member of our Board of Directors since March 2025. From May 2015 to August 2021, Ms. Chung served in several leadership roles at AstraZeneca, including as President and General Manager of AstraZeneca Canada, Vice President of Sales and Marketing of U.S. lmmuno-Oncology, and Senior Commercial Business Director. Prior to that, from May 2013 to May 2015, Ms. Chung served as a Regional Sales Director and Director of Sales Productivity and Effectiveness for Onyx Pharmaceuticals Inc. From October 2003 to May 2013, she served in various commercial roles for Genentech, Inc., including as Commercial Operations Manager, Division Manager and Senior Marketing Manager. Ms. Chung served on the Board of Directors of Viracta Therapeutics, Inc. from 2022 to 2024 and serves on non-profit boards in the science, education, and community development arenas. Ms. Chung received a B.S. in Pharmacy from St. John's University and a B.A. in Psychology from Columbia University. We believe that Ms. Chung is qualified to serve on our Board of Directors because of her role as our Chief Executive Officer as well as her prior experience at various roles within Sutro Biopharma and her broad experience in the biotechnology industry.

James Panek has served as a member of our Board of Directors since January 2020. Since 2011, Mr. Panek has served as an Independent Consultant for various biopharmaceutical companies, and currently serves as Acting COO and Director for CHO Plus, a privately owned biotechnology company. From 2010 to 2011, Mr. Panek served as interim President, Chief Executive Officer and Principal Financial Officer at DiaDexus, Inc. From 2007 to 2010, Mr. Panek served as President, Chief Executive Officer and Principal Financial Officer for VaxGen, Inc., now a subsidiary of DiaDexus, Inc. From 2002 to 2006, Mr. Panek served as Senior and Executive Vice President of VaxGen, Inc., and Co-Chief Executive Officer and Chairman of the Board for Celltrion Inc., then a VaxGen manufacturing joint venture in Inchon, Korea. In his role with Celltrion, Mr. Panek was responsible for the development and FDA licensure of the first large scale biopharmaceutical manufacturing facility in Asia. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, Inc., including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for preclinical, clinical, and commercial use. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek previously served on the boards of directors of DiaDexus, Inc., VaxGen, Inc. and Celltrion Inc. We believe that Mr. Panek is qualified to serve on our Board of Directors because of his 30 years of leadership experience in the biopharmaceutical industry. In particular, Mr. Panek has broad and deep extensive manufacturing and process development experience in our industry, including leading the construction, qualification and operation of Genentech’s pioneering large scale commercial manufacturing facility and his deep experience in managing supply chains and ensuring supply of preclinical, clinical and commercial products.

Joseph M. Lobacki has served as a member of our Board of Directors since February 2017. From January 2020 to January 2024, Mr. Lobacki served as president and CEO of Artax, a private biopharmaceutical company developing treatments for autoimmune and inflammatory diseases focused on modulating the T-Cell Receptor response to antigen stimulation. Since January 2024, Mr. Lobacki has served in an advisory role at Artax, and as an independent consultant to Biotech companies. Previously, Mr. Lobacki served as Executive Vice President and Chief Commercial Officer for Verastem, Inc., a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of hematologic malignancies. From November 2016 to December 2017, Mr. Lobacki served as Chief Operating Officer for Crestovo, a clinical-stage biopharmaceutical company focused on microbiome therapies. From 2014 to 2016, Mr. Lobacki served as Chief Commercial Officer at Medivation, Inc., a biopharmaceutical company focused on development of novel therapies for the treatment of serious diseases. From 2012 to 2014, Mr. Lobacki also served as General Manager of Oncology and an independent biotechnology consultant at Idera Pharmaceuticals, Inc., a biopharmaceutical company focused on therapies for cancer and rare diseases. Previously, Mr. Lobacki served as Senior Vice-President and Chief Commercial Officer at Micromet, Inc., Senior Vice-President and General Manager of US Transplant and Oncology at Genzyme Corporation and in various other positions at SangStat Medical Corporation, Cell Pathways, Inc., Rhone-Poulenc Rorer and Lederle Laboratories. Mr. Lobacki previously served on the Board of Directors of Celator Pharmaceuticals Inc. Mr. Lobacki received a B.S. in Biology from Boston College and a B.S. in Pharmacy from the Massachusetts College of Pharmacy. We believe that Mr. Lobacki is qualified to serve on our Board of Directors because of his extensive biopharmaceutical managerial and commercial experience, including his positions of Chief Commercial Officer, Chief Operating Officer, Executive Vice President and Chief Executive Officer of biopharma companies. His broad understanding of medical affairs and commercial development due to his experiences contributes an important perspective to our Board of Directors’ discussions regarding commercial strategy, business development and human capital management matters.

Daniel H. Petree, has served as a member of our Board of Directors since August 2009. In April 2012, Mr. Petree co-founded Four Oaks Partners Consulting, LLC, which provided transaction advisory services to small and medium-sized life science companies until 2021 and in 2000, Mr. Petree co-founded P2 Partners, LLC, Four Oaks' predecessor in the same business which operated until 2012. Before co-founding P2 Partners, Mr. Petree served as President and Chief Operating Officer of Axys Pharmaceuticals, Inc., Executive Vice President and Chief Financial Officer of Arris Pharmaceuticals, Incorporated and Vice President of Business Development at TSI Corporation and was a corporate and securities lawyer. Mr. Petree previously served on the boards of directors of Lpath, Inc., Biocept, Inc. and Cypress Bioscience, Inc. along with a number of privately held biotechnology companies. Mr. Petree received an A.B. in History and Political Science from Stanford University and a J.D. from the University of Michigan Law School. We believe that Mr. Petree is qualified to serve on our Board of Directors because of his deep knowledge and expertise in structuring and negotiating pharmaceutical partnering arrangements and strategic transactions. His significant business development and financing expertise, and in particular his experience with asset monetization, provides our Board of Directors with valuable insight into financing and growth strategies for us.

Sukhi Jagpal has served as a member of our Board of Directors since August 2024. Mr. Jagpal brings over twenty years of experience across the biotechnology industry. He previously served as the Chief Financial Officer of Sierra Oncology, guiding the company from its initial public offering in 2015 through to the completion of its $1.9 billion acquisition by GSK in 2022. Previously, Mr. Jagpal served as the Chief Financial Officer of QLT Inc., a public biotechnology company focused primarily on ophthalmology in addition to oncology and dermatology, from 2012 to 2015, where he also served as the Senior Director, Finance and Corporate Controller. Prior to joining QLT in 2003, Mr. Jagpal held senior finance positions with Pivotal Corporation, 360networks Inc, and KPMG LLP. Mr. Jagpal is a Chartered Professional Accountant, a Chartered Business Valuator, and holds an M.B.A. from the S.C. Johnson Graduate School of Management, Cornell University. We believe that Mr. Jagpal is qualified to serve on our Board of Directors because his financial and accounting experience in guiding biotechnology companies, and in particular his prior leadership positions in the biotechnology industry, provides valuable insight.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

Our compensation arrangements for non-employee directors are reviewed periodically by our Compensation Committee and our Board of Directors. In addition, at the Compensation Committee’s direction, FW Cook, the Compensation Committee’s independent compensation consultant, provided a competitive analysis of director compensation levels, practices and design features as compared to the general market as well as to our compensation peer group. We last evaluated and adjusted compensation for our non-employee directors in 2024 and plan to do so again in 2026. The adjustments made in 2024 are noted below.

Our non-employee directors receive the following compensation pursuant to a program adopted by our Board of Directors:

•
Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000; the Chair of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $20,000, $17,000 (up from $14,000 in 2023), $10,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $10,000, $8,500 (up from $7,000 in 2023), $5,000 and $5,000, respectively. The cash compensation is paid quarterly in arrears and pro-rated for partial quarters served.
•
Equity Compensation. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an annual option grant to acquire 35,000 shares (up from 25,000 shares in 2023) of our common stock, vesting monthly until the earlier of the next annual meeting of stockholders and the one-year anniversary of grant. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire 35,000 shares (up from 25,000 shares in 2023) of our common stock vesting monthly over three years from the date of joining as well as a pro-rated annual grant, vesting monthly from the date of grant to the following annual meeting of stockholders.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to the non-employee directors who served during 2024 for services provided during the year ended December 31, 2024. Mr. Newell, our former Chief Executive Officer, received no compensation for his service as a director during 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Connie Matsui	$83,016	$98,350	$181,366
Michael Dybbs, Ph.D.	45,000	98,350	143,350
John Freund, M.D.	50,000	98,350	148,350
Heidi Hunter	65,000	98,350	163,350
Joseph Lobacki	65,500	98,350	163,850
James Panek	51,984	98,350	150,334
Daniel Petree	52,750	98,350	151,100
Jon Wigginton, M.D.	57,750	98,350	156,100
Sukhi Jagpal (2)	19,647	179,725	199,372

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2024 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2024, see the table below.
(2)
Mr. Jagpal joined our Board of Directors in August 2024.

The following table sets forth the number of outstanding equity awards held by the non-employee directors who served during 2024 as of December 31, 2024:

Name	Option Awards
Connie Matsui	132,076
Michael Dybbs, Ph.D.	146,643
John Freund M.D.	146,643
Heidi Hunter	112,384
Joseph Lobacki	162,988
James Panek	133,000
Daniel Petree	150,526
Jon Wigginton M.D.	121,000
Sukhi Jagpal	63,959

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2025. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2024 and 2023. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2024 and 2023.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2024	Fiscal Year 2023
Audit fees(1)	$2,327,976	$1,311,536
Audit-related fees(2)	—	40,316
Tax fees(3)	189,833	211,676
All other fees(4)	—	—
Total fees	$2,517,809	$1,370,618

(1)
“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our public offerings. Included in the 2024 Audit Fees are $500,305 of fees billed in connection with our at-the-market program and a registered direct financing in 2024.
(2)
“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for fiscal year 2023. There were no audit-related fee incurred in 2024.
(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.
(4)
There were no other fees incurred in 2024 or 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Sukhi Jagpal, Chair

Heidi Hunter

John Freund

Joseph Lobacki

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:

• each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

• each of our directors or director nominees;

• each of our named executive officers; and

• all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 84,331,145 shares of our common stock outstanding on March 31, 2025. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Blackrock, Inc.(1)	5,823,922	6.9%
Suvretta Capital Management, LLC(2)	5,778,188	6.9%
The Vanguard Group(3)	4,195,072	5.0%
RA Capital Management, L.P.(4)	4,434,637	5.3%
Directors and Named Executive Officers:
Connie Matsui(5)	129,159	*
Michael Dybbs, Ph.D.(6)	143,726	*
John G. Freund, M.D.(7)	200,053	*
Heidi Hunter(8)	109,467	*
Joseph Lobacki(9)	160,071	*
James Panek(10)	130,083	*
Daniel Petree(11)	170,066	*
Jon M. Wigginton, M.D.(12)	118,083	*
Sukhi Jagpal(13)	34,994	*
William J. Newell(14)	1,956,313	2.3%
Jane Chung(15)	330,202	*
Edward C. Albini(16)	505,240	*
All executive officers and directors as a group (16 persons) (17)	3,007,688	3.6%

* Represents beneficial ownership of less than one percent.

(1)
Based solely on a statement on Schedule 13G, Amendment No. 3 filed with the SEC on January 24, 2024 by BlackRock, Inc. (BlackRock), on behalf of itself as a parent holding company or control person for the following subsidiaries: (i) BlackRock Advisors, LLC; (ii) Aperio Group, LLC; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock Fund Advisors; (v) BlackRock Asset Management Ireland Limited; (vi) BlackRock Institutional Trust Company, National Association; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Japan Co., Ltd.; (ix) BlackRock Investment Management, LLC. Of the aggregate 5,823,922 shares of common stock reported as beneficially owned in such capacity, BlackRock reported sole voting power over 5,607,499 shares, sole dispositive power over 5,823,922 shares, and shared voting and dispositive power over no shares. The principal business office address of BlackRock is 50 Hudson Yards, New York, NY 1005510001.
(2)
Based solely on a statement filed with the SEC on Schedule 13G, Amendment Number 3, by Suvretta Capital Management, LLC (“Suvretta”) and its affiliates on February 13, 2024. As reported in the aforementioned statement, the beneficial ownership of the securities reported in this row consists of 5,778,188 shares of common stock directly held by Suvretta. By virtue of his role as a control person of Suvretta, Aaron Cowen may also be deemed to have indirect beneficial ownership of the securities held by Suvretta. Additionally, Averill Master Fund, Ltd. (“Averill”), for which Mr. Cowen serves as a director, may be deemed to have indirect beneficial ownership of 5,473,325 of the shares directly held by Suvretta. The principal business address of Suvretta and Mr. Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022. The principal business address of Averill is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(3)
Based on a Schedule 13G/A filed with the SEC on November 12, 2024, by The Vanguard Group in its capacity as a registered investment adviser for its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. According to the statement, The Vanguard Group may be deemed to exercise (i) sole investment discretion over 4,126,695 shares of common stock, (ii) shared investment discretion over 68,377 shares of common stock, (iii) shared voting discretion over 37,004 shares of common stock, and (iv) sole voting discretion over none of our securities. The principal business office address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)
Based solely on a statement filed with the SEC on Schedule 13G on April 4, 2025 by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P. (the “Fund”). As reported in the aforementioned statement, the Fund directly holds 4,434,637 shares of common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Act of 1933, as amended, of any shares of common stock held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of our common stock. Because the Fund has divested voting and investment power over the securities that it holds and may not revoke such delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Securities Act of 1933, as amended. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Securities Act of 1933, as amended, of any shares of common stock beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of such securities. The business address for each of RA Capital, Dr. Kolchinsky, Mr. Shah and the Fund is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(5)
Represents (i) no shares of common stock and (ii) 129,15 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(6)
Represents (i) no shares of common stock and (ii) 143,726 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(7)
Represents (i) 56,327 shares of common stock held John Freund Family Partnership IV LP, and (ii) ) 143,726 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 held by Dr. Freund.
(8)
Represents (i) no shares of common stock and (ii) 109,467 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(9)
Represents (i) no shares of common stock and (ii) 160,071 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(10)
Represents (i) no shares of common stock and (ii) 130,083 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(11)
Represents (i) 3,856 shares of common stock, (ii) 147,609 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 18,601 shares of common stock held by Daniel Petree & Susan Toeniskoetter Trust Dtd 7/25/97 D. Petree TTE (Petree Trust). Mr. Petree is the trustee of Petree Trust.
(12)
Represents (i) no shares of common stock and (ii) 118,083 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(13)
Represents (i) no shares of common stock and (ii) 34,994 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(14)
Represents (i) 292,531 shares of common stock, (ii) 1,547,257 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025, (iii) 116,525 shares of common stock held by William J Newell Trust Dtd 3/15/2019 (Newell Trust). Mr. Newell is the trustee of the Newell Trust.
(15)
Represents (i) 98,308 shares of common stock and (ii) 231,894 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(16)
Represents (i) 132,081 shares of common stock and (ii) 373,159 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.
(17)
Represents (i) 537,269 shares of common stock and (ii) 2,470,419 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2025:

Name	Age	Position(s)
Jane Chung, R.Ph.	54	Chief Executive Officer and Director
Edward Albini	67	Chief Financial Officer
Hans-Peter Gerber	62	Chief Scientific Officer
Venkatesh Srinivasan	63	Chief Technical Operations Officer
Barbara Leyman, Ph.D.	55	Chief Business Development Officer
Anne Borgman, M.D	57	Chief Medical Officer
Linda Fitzpatrick	68	Chief People and Communications Officer

Jane Chung, RPh has served as our Chief Executive Officer and a member of our Board of Directors since March 2025. Ms. Chung’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

Edward Albini has served as our Chief Financial Officer since January 2013 and will be transitioning from his current position effective May 15, 2025. During 2012, Mr. Albini served as a consulting Chief Financial Officer for Carbylan Biosurgery, a company focused on the development and commercialization of advanced biomaterial-based joint therapies. From 2011 to 2016, Mr. Albini also served as Chief Financial Officer and Secretary for Itero Holdings, LLC, a successor entity to Itero Biopharmaceuticals, Inc., a company focused on the development and commercialization of protein therapeutics, at which Mr. Albini served as Chief Financial Officer and Senior Vice President from 2009 to 2011. Previously, Mr. Albini served as Chief Financial Officer of Novacea, Inc. and Lynx Therapeutics, Inc., both biopharmaceutical companies. Mr. Albini received a B.S.C. in Accounting from Santa Clara University and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Albini is also a certified public accountant (inactive status) in California.

Hans-Peter Gerber, Ph.D. has served as our Chief Scientific Officer since September 2023. From April 2022 to August 2023, Dr. Gerber served as Chief Scientific Officer and Co-founder of Codeable Therapeutics, an ADC startup company. From April 2018 to March 2022, Dr. Gerber served as Chief Scientific Officer and Senior Vice President of 3T Biosciences, Inc. From November 2016 to March 2018, Dr. Gerber served as President and Chief Scientific Officer of Maverick Therapeutics, Inc., which was acquired by Takeda Pharmaceutical Company in 2021. Prior to his service at Maverick, Dr. Gerber held leadership positions at several top biopharmaceutical companies, including Genentech, Seattle Genetics, and Pfizer, where he led the R&D group as Chief Scientific Officer. Dr. Gerber earned his M.S. in Biochemistry and his Ph.D in Molecular Biology from the University of Zurich, Switzerland.

Venkatesh Srinivasan, Ph.D. has served as our Chief Technical Officer since May 2023. From April 2022 to May 2023, Dr. Srinivasan served as our Senior Vice President, Process, Analytical and Formulation Development. Prior to that, from March 2011 to March 2022, Dr. Srinivasan worked at Bayer AG, where he was most recently the Vice President of Global Manufacturing Sciences and Technology. Dr. Srinivasan also co-founded GlycoRx Partners, LLC, a company focused on developing novel, half-life extended pharmaceutical proteins and peptides based on a unique glycoengineering platform, where he was a partner from 2009 to 2011. Prior to that, Dr. Srinivasan worked for Phyton Biotech, LLC where he served as Senior Director, Bioprocess Development and Director, Business Development. Dr. Srinivasan received his B.S. in Chemical Engineering from Indian Institute of Technology, Chennai, and his Ph.D. in Chemical Engineering from the State University of New York. He also held post-doctoral appointments at the School of Engineering, Cornell University, and at the Antibody Engineering Laboratory, University of California, Davis.

Barbara Leyman, Ph.D. has served as our Chief Business Development Officer since July of 2024. Prior to joining the Company, from May 2022 to June 2024, she worked at GenEdit, where she oversaw business development, alliance management and corporate strategy functions as the Senior Vice President, Corporate Development. Prior to that role, from September 2018 to April 2022, she held positions of increasing responsibility in business development and corporate strategy at Lyell Immunopharma and Calico Life

Sciences, where she led licensing, R&D collaborations and co-development transactions through due diligence, negotiation and execution. Prior to these positions, from May 2014 to July 2017, Dr. Leyman headed the life sciences team at LRM, a venture capital fund, where she managed investment transactions in biotech companies and served as a director on the boards of three private biotech companies. Dr. Leyman earned her Ph.D. in Molecular Biology from Imperial College at Wye, London University, UK and a Master’s degree in Chemistry and Biotechnology from Ghent University, Belgium.

Anne Borgman, M.D., has served as our Chief Medical Officer since February 2023 and will be transitioning from her current position effective May 1, 2025. Dr. Borgman previously served as Principal, AEB Hematology Oncology Development Consulting from November 2021 to February 2023. From July 2019 to November 2021, Dr. Borgman served as Vice President and Global Therapeutic Area Lead, Hematology-Oncology, at Jazz Pharmaceuticals, Inc. From November 2012 to July 2019, Dr. Borgman served as Vice President, Clinical Research & Development at Exelixis, Inc. Prior to that, Dr. Borgman was Chief Medical Officer and Vice President of Hana Biosciences (now Talon Therapeutics, Inc.), Associate Chief Medical Officer at KaloBios Pharmaceuticals, Inc., and Global Project Head, oncology, at Abbott Laboratories. From 2012 to 2019, Dr. Borgman was a Consulting Associate Professor at Stanford University School of Medicine’s Stem Cell Transplant & Cell Biology program, and from 2001 to 2010, a Clinical Associate at University of Chicago’s Department of Pediatrics, Division of Oncology and Stem Cell Research. Dr. Borgman currently serves on the Board of Directors at Curis, Inc., NextCure, Inc., and NiKang Therapeutics, Inc. Dr. Borgman earned her B.S. in Biochemistry from University of Illinois and her M.D. from Loyola University of Chicago’s Stritch School of Medicine, before completing her residency in Pediatrics at Texas Children’s Hospital and Baylor College of Medicine, and her fellowship in Pediatric Hematology-Oncology at UCLA School of Medicine.

Linda Fitzpatrick has served as our Chief People and Communications Officer since August 2018 and will be transitioning from her current position effective May 1, 2025. From January 2008 to August 2018, Ms. Fitzpatrick served as our VP of Human Resources and Communications in the capacity of Senior Advisor. In addition to her strategic consulting practice, she co-founded Parallax Venture Partners, an early stage health care venture fund in April 2002. From October 1992 to March 2002, Ms. Fitzpatrick served as Vice President of Human Resources, Corporate Communications and Operations for Gilead Sciences, Inc. and from February 1985 to September 1992 she served as Director of Investor Relations and Director of Compensation, Benefits and Systems for Genentech, Inc. in addition to heading the human resources and corporate communications strategy for a variety of publicly held biotechnology companies. Ms. Fitzpatrick also serves on a variety of non-profit boards, including board chair roles, in the science, education and community development arenas. Ms. Fitzpatrick received a B.A. in Psychology and Sociology from San Francisco State University.

EXECUTIVE COMPENSATION

Overview and Narrative

This overview and narrative (“Compensation Disclosure”) describes the key elements of our executive compensation program and compensation decisions for our named executive officers, or NEOs, for 2024. This Compensation Disclosure is intended to be read in conjunction with the tables that immediately follow this section, which provide additional compensation information for our named executive officers. We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, we are not required to provide the additional disclosures included in this Compensation Disclosure. However, we believe the additional narrative disclosure with respect to our executive compensation program will provide our stockholders with further information regarding our company and our executive compensation program and practices and therefore will assist in their consideration of Proposal No. 3, the non-binding vote with respect to named executive officer compensation.

Our executive compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivize them to achieve our business objectives, and reward them for superior short- and long-term performance and results. The Compensation Committee of the Board of Directors, with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our 2024 NEOs were:

NEO	Class
William J. Newell	Chief Executive Officer
Jane Chung, R.Ph.	President and Chief Operating Officer
Edward C. Albini	Chief Financial Officer

Executive Summary

We are an oncology company developing site-specific and novel-format antibody drug conjugates, or ADCs, enabled by our proprietary integrated cell-free protein synthesis platform, XpressCF®, and our site-specific conjugation platform, XpressCF+®. We aim to design and develop therapeutics using the most relevant and potent modalities, including ADCs, bispecific ADCs, immunostimulatory ADCs, or iADCs, and dual conjugate ADCs, or ADC2s. Our molecules are directed primarily against clinically validated targets where the current standard of care is suboptimal. We believe that our platform allows us to accelerate the discovery and development of potential first-in-class and/or best-in-class molecules by enabling the rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates. Our mission is to transform the lives of patients by creating medicines with improved therapeutic profiles for areas of unmet need.

Our NEO compensation program in 2024 was designed to be aligned with industry practices and align executive compensation with our performance, with an emphasis on long-term equity compensation in the form of stock options and restricted stock units, or RSUs.

Business Highlights

Since 2009, our leadership team has built the Company focusing on our pipeline and platform, delivering on key milestones, furthering our capabilities with strong partner relationships, building the organization, and ensuring the financial strength of the Company.

We have a broad pipeline with multiple assets deployed across multiple oncology indications. Based on our proprietary XpressCF® and XpressCF+® platforms, we have also entered into multi-target, product-focused collaborations with leaders in the field of oncology. In 2024, we advanced multiple ongoing global trials for our lead product candidate, continued to support the development of partnered product candidates in clinical trials and advanced additional potential product candidates towards the clinic.

Key 2024 achievements reflected significant scientific, clinical, and business performance, which we believe have the opportunity to create long-term value for our stockholders. Among our 2024 results were the following achievements:

•
Completed Part 1 of a registrational Phase 2/3 study of luveltamab tazevibulin (also known as luvelta or STRO-002) in ovarian cancer in the first half of 2024 and, following a meeting with the FDA, selected the dose for Part 2 of the study and made substantial progress toward 2024 patient enrollment goals for Part 2 of the study;
•
Filed an Investigational New Drug (IND) Application and initiated a Phase 2 study of luvelta for the treatment of non-small cell lung cancer;
•
Initiated a registrational Phase 2/3 study of luvelta for the treatment of pediatric relapsed/refractory CBFA2T3-GLIS2 (CBF/GLIS) acute myeloid leukemia (AML);
•
Executed an out-licensing transaction with Ipsen Pharma SAS for STRO-003, an ADC targeting an anti-receptor tyrosine kinase-like orphan receptor 1 (ROR1), initially planned for development to treat solid tumors;
•
Continued substantial progress developing our next-generation platform ADC technology, ADC2, which combines two different payloads with complementary mechanisms of action on a single antibody;
•
Met or exceeded our deliverable goals in connection with our partnerships, including our research collaboration with Astellas and our supply obligations to our other partners;
•
Successfully established consistent and reliable GMP XtractCF® supply at an external manufacturer;
•
Successfully completed a tech transfer of our XtractCF® manufacturing process to a larger scale facility, demonstrating successful manufacture at the 4000L scale; and
•
Advanced multiple preclinical programs to optimized lead status and initiated IND-enabling studies for STRO-004.

Compensation Practices and Governance Highlights
Pay for Performance

Significant link between the compensation of our NEOs and the achievement of our short- and long-term business objectives through annual cash incentives that are tied to progression of our proprietary and partnered pipeline products, deal-making, financial performance, manufacturing success, and cultural and compliance priorities and with long-term equity compensation that rewards creation of stockholder value through stock options and RSUs

Stockholder Alignment	Alignment of the interests of our NEOs with those of our stockholders through the use of long-term equity incentives, the value of which is dependent on our stock price performance
Compensation Governance

Independent directors on the Compensation Committee

Compensation Committee meets regularly in executive session without management present

Independent compensation consultant, Frederic W. Cook & Co., reports directly to the Compensation Committee

Compensation Committee regularly considers risks related to compensation policies and practices

Change in Control Provisions	Change in control payments contingent upon “double-trigger” No tax gross-ups on severance or change in control benefits
Post-Termination Retirement Benefits	No post-termination retirement or pension benefits
Prohibition on Hedging, Margin Loans and Pledging	Prohibit hedging, purchases on margin, and pledging of our common stock by all employees and directors
Clawback Policy	Maintain a compensation recovery policy

Stockholder Advisory Vote

At our annual meeting of stockholders on June 6, 2025, we will again conduct a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). We conducted a Say-on-Pay vote in 2024, in which the stockholders approved on an advisory basis the compensation of our named executive officers with a 98.8% support rate. We value the opinions of our stockholders, and the Compensation Committee and the Board of Directors considered the outcome of the advisory vote, and will continue to do so in the future, including the vote which will take place at the 2025 annual meeting, when making compensation decisions for the NEOs.

Compensation Philosophy, Objectives and Development

Our 2024 compensation strategy emphasizes pay for performance by using both performance-based annual cash incentives and long-term equity awards in the form of stock options and RSUs. Stock options are utilized because they only provide value if the stock price increases. RSUs are also used to retain talent, align with long-term value (both increases and reductions), and because RSUs are less dilutive than stock options. Our stock options generally vest monthly over four years; with a one-year cliff vesting associated with a new hire grant, and our RSUs generally vest annually over four years (with 25% vesting annually), to align with long-term value creation as well as our clinical development and commercialization timeline.

Consistent with our pay-for-performance philosophy, and the long product development life cycles in the biopharmaceuticals industry, the Compensation Committee links the compensation of our executive officers to performance by emphasizing equity compensation opportunities for long-term performance and cash incentives for near-term goal alignment. Thus, the total compensation provided to our executive officers will vary from year to year and will vary between executive officers based on corporate performance, including performance against annual goals that are pre-established by the Compensation Committee, as well as individual performance. The Compensation Committee’s 2024 compensation decisions reflected, among other things, the level of goal achievement related to the potential for long-term value creation from our platform and clinical, manufacturing and business achievements. The Compensation

Committee will continue to consider scientific and business achievements and market capitalization, among the many factors considered, when making compensation decisions.

Our NEOs are also provided market-competitive health and welfare benefits, and as described below, they may be entitled to receive additional benefits if certain criteria are met at termination of employment.

We will continue to refine the design of our compensation program and implement one that is appropriate for our company given our business, industry, growth, and other factors.

Program Development and Role of Compensation Committee, Compensation Consultant and Management

Role of Compensation Committee. Our Compensation Committee is responsible for overseeing the total compensation of our executive officers, including the underlying philosophy and related policies. As such, the Compensation Committee designs, implements, reviews and approves all compensation for our CEO and our other executive officers. From time to time, and in conjunction with our Compensation Committee, the independent members of our Board of Directors, including our Chairperson, may also be involved in setting the compensation of our CEO and other executive officers and determining the corporate objectives upon which our short-term incentives are based and assessed. Our Compensation Committee’s decisions and recommendations regarding executive compensation are based on the Compensation Committee’s assessment of the performance of our company and each individual executive officer, as well as other factors, such as prevailing industry trends, retention, and the competitive market for executive talent.

The Compensation Committee consults with its independent compensation consultant, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation and in relation to our performance goals. The Compensation Committee also considers peer company data and factors such as the past, current and expected contributions of each NEO, our corporate performance and strategic focus, global economic conditions, the mix of compensation that would be most appropriate for each NEO, and such officer’s particular responsibilities, experience, level of accountability and decision authority.

Role of CEO and Management. As part of the process for setting the compensation of our NEOs, our Chief Executive Officer provides the Compensation Committee with his performance assessments of the company and of the individual NEOs and recommends to the Compensation Committee base salaries, target annual cash incentives (as a percentage of base salary), annual cash incentive payouts (actual incentive paid based on performance against goals), and stock-based compensation for our NEOs (other than for himself). The Compensation Committee considers our Chief Executive Officer’s input and can accept, reject or modify these recommendations in its discretion.

The Compensation Committee meets in executive session without management. Various members of management may attend Committee meetings, and they and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial, competitive market, or other background information or advice. None of our NEOs were present during the Compensation Committee’s determinations regarding his or her own compensation.

Role of Independent Compensation Consultant & Market Data. The Compensation Committee has retained FW Cook as its compensation consultant. FW Cook reports directly to the Compensation Committee and takes its direction from the Chair of the Compensation Committee, working with management on select issues under the Compensation Committee’s oversight. The Compensation Committee retained FW Cook in 2024 to provide data, context, and advice regarding executive officer compensation and our peer group, and to assist with compensation risk assessments.

Peer Groups Used in Program Development and Compensation Decisions

Our Compensation Committee considers peer data as one factor in its overall compensation analysis and for purposes of assessing the competitiveness of the executive compensation program. An individual NEO may earn more or less than the peer group median depending on factors described below under the heading “2024 Compensation Decisions,” including the individual’s experience, role, and past and expected future performance.

Fiscal 2024 Peer Group

In the third quarter of 2023, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, market capitalization, headcount, pipeline, location, scope of operations and commercial stage. We refer to this peer group of 19 companies as the “2024 Peer Group.” When this peer group was approved by the Compensation Committee to inform 2024 compensation, these companies had July 17, 2023 market capitalizations of between $116 million and $5.0 billion, and our $294 million market capitalization on this date was within the peer range.

Fiscal 2024 Peer Group
Alaunos Therapeutics	Gossamer Bio	MacroGenics
Alector	Gritstone Bio	Mersana Therapeutics
Allogene Therapeutics	IGM Biosciences	Nurix Therapeutics
Anaptys Bio	ImmunoGen	Replimune Group
Arcus Biosciences	Jounce Therapeutics	Sangamo Therapeutics
Atara Biotherapeutics	Kura Oncology	Zymeworks
G1 Therapeutics

Two companies were removed from the 2024 Peer Group following acquisition of those organizations: ChemoCentryx and Clovis Oncology. Two companies that fit the Compensation Committee’s desired criteria and had market capitalization on July 17, 2023 ranging from $475 million to $597 million were added to the 2024 Peer Group: IGM biosciences and Nurix Therapeutics.

Compensation Consultant Conflict of Interest Analysis

The Compensation Committee has determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees we paid FW Cook as a percentage of FW Cook’s total revenue; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FW Cook or the individual compensation advisors employed by FW Cook with a Sutro executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Sutro stock owned by FW Cook or the individual compensation advisors employed by the consultant. During 2024, we paid FW Cook fees that constituted less than 1% of FW Cook’s total revenue.

2024 Compensation Decisions

Summary

Most 2024 compensation decisions were made in the first quarter of 2024 and were significantly influenced by our scientific and business achievements together with the competitive market for experienced talent. Our 2024 compensation decisions were based on a review of individual performance and potential; achievement of the Company’s corporate goals, including advancing our research and clinical pipelines and financial performance; and a market analysis of competitive compensation based on our 2024 peer group.

Following are highlights of the 2024 compensation decisions:

•
The salary of each of our NEOs was increased in 2024 to better align with market levels.
•
Target bonus as a percentage of salary were not increased for 2024.
•
Our NEOs 2024 equity awards had similar grant values as their 2023 equity awards.

Base Salary

The purpose of base salary is to provide fixed compensation to attract, retain and motivate executives with the qualifications desired for the individual position. The base salary we provide each of our NEOs is influenced by a number of factors, including the individual’s position, scope of responsibilities, breadth and depth of experience, performance to date, expected future contribution, and their overall mix of base salary, performance-based cash incentives and equity compensation.

The 2024 base salaries for our NEOs were as follows:

NEO	2023 Annual Base Salary	2024 Annual Base Salary	Increase (%)
William Newell	$686,667	$707,500	3.0%
Jane Chung, R.Ph.	506,217(1)	560,000	10.6%
Edward Albini	470,833	498,750	5.9%

(1)
Ms. Chung was promoted effective December 1, 2023. The base salary disclosed in the table above and in the Summary Compensation Table reflects the actual base salary paid to Ms. Chung in 2023.

Performance-Based Cash Incentives

During 2024, all of our NEOs were eligible for annual performance-based cash incentive bonuses, which were designed to reward achievement of certain annual corporate goals that the Company believes will ultimately drive stockholder value. Each performance-based cash incentive bonus opportunity is expressed as a target percentage of annual base salary. Mr. Newell’s target performance-based cash bonus was 60% of his annual base salary, Ms. Chung’s target was 50% of her annual base salary and Mr. Albini’s target was 40% of his annual base salary. The incentive target as a % of salary for each of our NEOs remained the same in 2024 as in 2023.

No amount of incentive award was guaranteed. Each NEO’s incentive award payout was based on the level of achievement of the corporate goals that were established by the Compensation Committee in early 2024, and for NEOs other than our CEO, the participant’s role in such goal achievement and the weighting of the goals, with the Compensation Committee retaining discretion to adjust or modify actual awards. The Compensation Committee did not exercise this discretion.

The corporate performance goals for the fiscal year 2024 cash incentive bonus program were determined by the Compensation Committee and included certain developmental, research, financial, and operational milestones, as discussed below. These milestones were selected to drive appreciation of value in the Company, including maintaining timelines for development of the Company’s and the Company’s partners’ clinical and preclinical product candidates, successful conclusion of licensing and/or collaboration transactions, particularly for the Company’s most advanced clinical candidate, expansion and development of the Company’s manufacturing activities, including through third-party contract development and manufacturing organizations, maintenance of an appropriate cash position and runway, and maintaining Company culture and employee morale. Each of these goals pertain to confidential company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the company. The Compensation Committee believed that each of these goals would be challenging to achieve.

In early 2025, the Compensation Committee assessed our performance against the 2024 corporate goals, using both quantitative measurement and qualitative evaluation. The Compensation Committee determined that the Company had achieved its corporate goals at an overall level of 65% of target. While the Compensation Committee assigned full achievement with respect to non-luvelta proprietary and partnered pipeline progression goals, manufacturing readiness goals and cultural execution goals, the Compensation Committee only granted partial achievement with respect to luvelta development and partnering goals, other business development and dealmaking goals, and financial performance goals. The 2024 corporate goals, the weighting of such goals, and the facts the Compensation Committee considered in determining the achievement of such goals are set forth below.

In assessing the 2024 corporate goals, the Compensation Committee considered achievement in the following categories with the target weightings as noted:

•
Luvelta Development and Partnering (target weighting 40%)
•
Proprietary Pipeline Progression (target weighting 20%)
•
Partnered Program Progression (target weighting 5%)
•
New Dealmaking (target weighting 20%)
•
Manufacturing on Track for Next Stage (target weighting 5%)
•
Financial Performance (target weighting 5%)
•
Commitment to Execution, Culture, Talent and Team (target weighting 5%)

The Compensation Committee determined that the Company partially achieved its goals with respect to Luvelta Development and Partnering, which assessed the Company’s progress in advancing luvelta through clinical development and execution of an outlicense or development and commercialization collaboration agreement with a partner in connection with luvelta. In particular, the Company completed Part 1 of a registrational Phase 2/3 study of luvelta for treatment of platinum resistant ovarian cancer in the first half of 2024, selected a go forward dose for Part 2 of the study following a meeting with the FDA, and made substantial progress in enrolling

Part 2 of the study. In addition, the Company initiated a registrational Phase 2/3 study to assess luvelta in treatment of refractory/relapsed CBF/GLIS AML in a pediatric patient population and initiated a Phase 2 study for the treatment of non-small cell lung cancer with luvelta. Despite this progress, the Company did not achieve its goal of executing an outlicensing or development and commercialization collaboration agreement in connection with luvelta.

The Compensation Committee determined that the Company fully achieved its goals with respect to proprietary pipeline progression, focusing on the progress made to bring STRO-004 to the clinic and to advance the Company’s additional preclinical programs. STRO-004 (as an antibody-drug conjugate with a drug:antibody ratio of 8:1) was nominated as a development candidate in 2024 and is on track to begin clinical studies in 2025 as projected, meeting this part of the goal.

With respect to the goal relating to partnered program progression, the Compensation Committee determined that the Company fully achieved its goals. Our agreements with our collaboration partners do not permit us to disclose the milestones achieved in these relationships because of applicable confidentiality obligations.

The Compensation Committee further determined that the Company partially achieved its goals with respect to new dealmaking, noting that while the Company successfully executed an outlicense of STRO-003 to Ipsen Pharma SAS, it did not execute a new research collaboration agreement.

The Compensation Committee determined that the Company fully achieved its goals in connection with placing manufacturing on track for the next stage. Achievement in this area resulted from substantial completion of the technology transfer of the XtractCF® and other reagents manufacturing processes to our third-party contract development and manufacturing organizations, or CDMOs. The Company also successfully transferred the process for manufacturing antibody intermediates used to make the Company’s clinical products at commercial scale to our CDMO.

With regard to the Company’s financial performance, the Compensation Committee determined that the Company did not achieve its goals. In particular, the Company did not end the year with a cash and investments balance sufficient to fund activities through the end of 2026, while delivering upon short and long-term strategic objectives in accordance with the Company’s goals.

The Compensation Committee determined that the Company fully achieved its goals with respect to its commitment to execution, culture, talent and team. In particular, the Company hired and integrated a significant number of new employees, while maintaining a turnover rate lower than industry standard. The Company further enhanced the maturity of its compliance program, its company-wide learning and development programs, continued to build upon a comprehensive internship program (focusing on individuals who are first in their family to pursue higher education), and leveraged its Diversity, Equity, Inclusion and Belonging Council to support both internal and external development initiatives. In recognition of its efforts in this area, the Company was awarded first place in BioSpace’s list of best places to work for employers with fewer than 1,000 employees.

In summary, based on full achievement in four goals, and partial achievement in two goals, the Compensation Committee determined an overall goal achievement for the Company in 2024 of 65%.

The Compensation Committee awarded Mr. Newell a bonus equal to our corporate performance for the year because it determined that his performance as CEO aligned directly with our corporate performance. The Compensation Committee determined that the bonus achievement for each of the other NEOs is based on both our corporate performance and its assessment of each NEO’s individual contributions towards our corporate performance. The amount of each NEO’s earned cash incentive award at 65% achievement, and their target award, are reflected below:

NEO	Target Award	Actual Award
William Newell	$426,600	$277,290
Jane Chung, R.Ph.	280,000	182,000
Edward Albini	201,400	130,910

Equity Compensation

General. We believe that equity grants provide our NEOs with the opportunity to share in increases, if any, in the value of our common stock, reinforce a long-term interest in our corporate performance, and directly motivate our NEOs to maximize long-term stockholder value. The potential realized value of certain grants depends on our stock performance and all of our equity grants utilize vesting to encourage our NEOs to continue working for us for the long term.

The Compensation Committee determines the size and type of equity awards after evaluating various factors applicable at the time of each such grant in their totality, which has included, among other things: the particular NEO’s role and responsibilities and the Compensation Committee’s view of the officer’s individual performance; the prior equity awards granted to such individual; retentive value of prior awards; our corporate performance; the value of equity grants; comparative peer data provided by its compensation consultant; and dilution to our stockholders.

All grants to executive officers require the approval of the Compensation Committee.

2024 Equity Grants. The Compensation Committee granted our NEOs equity compensation in the first quarter of 2024 in the form of stock options and RSUs, consistent with our compensation philosophy that our NEOs should have a significant proportion of their total compensation tied to our performance, to encourage retention, and to align their long-term compensation with the interests of our stockholders. The Compensation Committee felt that providing equity opportunities for our NEOs with an equity mix that included RSUs would balance alignment of executives with stockholder growth and support retention during a multi-year product development and commercial cycle. Our Compensation Committee strives to maintain a compensation program that is tied to performance and is competitive with market practices.

The Compensation Committee determined the size of the equity grants based on several factors, including:

•
2024 Peer Group data;
•
Achievement of the Company’s objectives and assessment of individual performance;
•
Prior equity awards granted to our NEOs;
•
Internal equity among the executive team; and
•
Dilution to our stockholders.

The stock option and RSU grants to each of our NEOs are reflected in the table below. The grant values were meaningfully lower than the median of grant value benchmarks from the 2024 Peer Group that were reviewed by the Compensation Committee in late 2023 and early 2024.

	2024 Stock	2024 Stock	2024 RSUs	2024 RSUs
NEO	Options (#)	Options ($)(1)	(#)	($)(1)
William Newell	174,000	589,373	167,000	758,180
Jane Chung, R.Ph.	50,000	169,360	100,000	454,000
Edward Albini	68,000	230,330	69,000	313,260

(1)
These amounts reflect the grant date fair value of the RSUs and Stock Options computed in accordance with FASB ASC Topic 718, as set forth in the Summary Compensation Table below.

2024 Stock Options. The stock options granted to our NEOs in 2024 vest equally in monthly installments over four years.

2024 Restricted Stock Units. The RSUs granted to our NEOs in 2024 vest equally in annual installments over four years.

Benefits Programs

Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health and welfare programs, including health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers, and their families. We adjust our employee benefit programs as needed, based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In 2023 and 2024 we did provide housing and relocation allowance to Ms. Chung in connection with her offer of employment and to induce her to relocate to the San Francisco bay area. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by the Compensation Committee.

Employment Agreements and Severance and Change in Control Benefits

We entered into written employment agreements with each of our NEOs that set forth the terms of their employment, including initial base salaries and eligibility to earn a bonus, as well as standard confidentiality and invention assignment agreements. Each of our named executive officers is, or in the case of each of Mr. Newell and Mr. Albini was, employed “at will”. These arrangements are further described under the section below titled “Executive Compensation Tables.”

Our NEOs are entitled to certain severance and change in control benefits under the terms of our executive severance and change in control plan, or Severance Plan. Below is a summary of potential post-termination compensation for our NEOs. We provide these benefits because the Compensation Committee determined that it was appropriate to provide our NEOs with severance compensation if their employment is terminated under certain circumstances. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ competitive pay packages, that they serve important retention and motivation purposes and that such severance benefits, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are best market practice and are in the best interest of the Company and its stockholders.

Severance Benefits

On March 17, 2021, we adopted an executive severance and change in control plan, or Severance Plan, for each of our executives with the title of vice president (or equivalent) or above, including all of our NEOs. Under the Severance Plan, if we terminate an executive other than for cause or if the executive resigns for good reason, each as defined in the Severance Plan, the executive will receive: (i) cash severance payments payable in monthly installments equal to 18 months of his or her annual base salary for our Chief Executive Officer, 15 months for our other chief executives (including the non-CEO NEOs and those chief executives with an additional title) and 9 months for our senior vice presidents and vice presidents; (ii) a pro rata portion of his or her bonus based on actual achievement of applicable metrics for the year and payable at the same time as bonuses are paid generally; (iii) payment of COBRA premiums for continued medical coverage for up to 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents; and (iv) accelerated vesting on outstanding time-based stock options and restricted stock units that vest within 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents (any performance-based equity awards will only be accelerated according to the terms of such awards).

In the event an executive’s employment terminates without cause or the executive resigns for good reason and such termination occurs on or within 18 months following a change in control, as defined in the Severance Plan, the executive will receive: (i) cash severance payments equal to 18 months of his or her annual base salary for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents, payable in a lump sum; (ii) a pro rata portion of his or her target bonus for the year, payable in a lump sum; (iii) cash severance payments equal to his or her target bonus for the year multiplied by 1.5 for our Chief Executive Officer, 1.25 for our other chief executives and 0.75 for our senior vice presidents and vice presidents, payable in a lump sum; (iv) payment of COBRA premiums for continued medical coverage for up to 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents; and (v) full accelerated vesting on all outstanding stock options and restricted stock units (any performance-based equity awards will only be accelerated according to the terms of such awards).

As a condition to receiving these severance benefits, the executive is required to execute a release of claims agreement in favor of us. The Severance Plan continues in effect for three years and shall automatically renew for successive three-year periods thereafter, unless we give notice of non-renewal prior to such renewal date. Although we have the right to amend or terminate the Severance Plan, we may not do so in any manner that diminishes any benefits being paid to an executive at the time of such amendment or termination.

Tax & Accounting Considerations

We take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code that we consider in determining compensation, including the following:

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to “covered employees,” which include our current NEOs. As a result, we expect that compensation awarded to our NEOs will not be deductible to the extent it is in excess of the $1 million threshold. In determining the form and amount of compensation for our NEOs, the compensation committee will continue to consider all elements of the cost of such compensation, including Section 162(m). While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Sections 280G and 4999. Any payment or benefit provided to executive officers in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. The individual will receive a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax. We have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this proxy statement as applicable.

Additional Executive Compensation Practices, Policies and Procedures

Prohibition of Hedging and Pledging. We prohibit our NEOs (and other employees) and non-employee directors from engaging in hedging or monetization transactions involving our securities or contributing our securities to exchange funds that could be interpreted as having the effect of hedging in Company securities.

Compensation Recovery Policy

On November 12, 2023, our Board of Directors adopted a compensation recovery policy (the “Compensation Recovery Policy”) intended to comply with applicable SEC rules and Nasdaq listing standards. The Compensation Recovery Policy is administered by our Compensation Committee (in such capacity, the “Administrator”) and enables us to recover from current and former officers, and such additional employees as may be identified by the Administrator from time to time, incentive-based compensation, as defined in the Compensation Recovery Policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report.

Compensation Policies and Practices as they relate to Risk Management

The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:

•
Long-term equity compensation programs are designed to reward executives and other participants for driving sustainable and profitable growth for shareholders.
•
Equity incentive awards for our executive officers have included different types of equity instruments, which helps to diversify the executive officers’ interests and limit excessive risk taking.
•
The vesting periods for our time-based equity awards are designed to encourage executives and other participants to focus on sustained stock price appreciation.
•
Our system of internal controls over financial reporting, standards of business conduct, and compliance programs reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.
•
Our Insider Trading Policy prohibits all employees from pledging stock, engaging in short sales, or hedging transactions involving our stock.

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards, including stock options, are granted in connection with our yearly compensation cycle and regularly scheduled meetings of our Compensation Committee. Our Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on equity award grant dates.

During 2024, (i) none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2024 and 2023, as applicable.

						Non-Equity
				Option	Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)(1)	Awards($)(1)	Compensation($)(2)	Compensation($)	Total($)
William J. Newell
Chief Executive	2024	707,500	-	589,373	758,180	277,290	-	2,332,343
Officer	2023	686,667	-	520,663	550,050	372,600	-	2,129,979
Jane Chung, R.Ph.
President and	2024	560,000	-	169,360	454,000	182,000	78,000(3)	1,443,360
Chief Operating Officer	2023	506,217	-	236,882	434,225	227,798	92,000(3)	1,497,121
Edward Albini
Chief Financial	2024	498,750	-	230,330	313,260	130,910	-	1,173,250
Officer	2023	470,833	-	195,769	182,385	169,500	-	1,018,488

(1)
The amounts reported in the “Option Awards” and “Stock Awards” columns represent the aggregate grant date fair value of such awards granted to our named executive officers during the years ended December 31, 2024 and 2023 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(2)
The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2024 and 2023 corporate objectives. For more information, see “Executive Compensation-Performance-Based Cash Incentives” included elsewhere in this Proxy Statement.
(3)
The amount represents a monthly housing and relocation allowance paid to Ms. Chung.

Offer Letters with NEOs

We have entered into written employment agreements with each of our NEOs that set forth the terms of their employment, including initial base salaries and eligibility to earn a bonus, as well as standard confidentiality and invention assignment agreements. Each of our named executive officers is employed “at will.” The offer letters for Mr. Newell also included certain severance protections, which severance protections have been superseded by the Severance Plan described above in the section entitled “—Employment Agreement and Severance and Change in Control Benefits –Severance Benefits.”

Mr. Newell’s Employment Offer Letter and Separation and Transition Agreement

Mr. Newell was party to an offer letter with us dated December 29, 2008, pursuant to which he served as our Chief Executive Officer. The terms and conditions of his offer letter provided for an annual base salary, and eligibility for an annual bonus, health insurance and other benefits, all subject to adjustment from time to time. Mr. Newell was an at-will employee and in 2024 he participated in the Severance Plan described above in the section entitled “—Employment Agreement and Severance and Change in Control Benefits –Severance Benefits.”

On March 13, 2025, we and Mr. Newell entered into a Separation Agreement (the “Newell Separation and Transition Agreement”) following the mutual agreement between us and Mr. Newell regarding transition of leadership of the Company and his departure from his then-current positions with the Company. Pursuant to the Newell Separation and Transition Agreement, Mr. Newell ceased his role as the Company’s President and CEO and resigned as a director of the Board, effective March 13, 2025 (the “Newell Separation Date”). In addition, pursuant to the Newell Separation and Transition Agreement, Mr. Newell will continue to provide services to the Company, including reasonable transition services or such other services as we may request, through and until May 1, 2025.

In connection with Mr. Newell’s execution of a general release and waiver of claims and the terms of the Newell Separation and Transition Agreement, Mr. Newell is entitled to receive the following benefits: (i) two cash payments totaling the gross amount of $1,066,500.00, equal to 150% of his annual salary, with the first payment paid in 2025 and the second payment paid on January 15, 2026; (ii) eighteen months of accelerated vesting on all equity awards under our 2018 Equity Incentive Plan (the “Plan”), (iii) a lump sum payment reflecting Mr. Newell’s bonus opportunity for the 2025 fiscal year on a pro-rated basis, based on our actual percentage achievement of against our 2025 corporate goals; (iv) and coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Cobra”) paid for by us for up to 18 months beginning June 1, 2025.

Ms. Chung’s Employment Offer Letter and Amended Offer Letter

Ms. Chung was party to an offer letter with us dated May 23, 2021 pursuant to which she served as our Chief Commercial Offier and subsequently as our President and Chief Operating Officer. The terms and conditions of her offer letter provided for an annual base salary, and eligibility for an annual bonus, health insurance and other benefits, including a four-year monthly housing and relocation allowance equal to $8,500 a month for her first two years of service and $6,500 for her third and fourth year of service, all subject to adjustment from time to time. Ms. Chung is an at-will employee. Ms. Chung participates in the Severance Plan described above in the section entitled “—Employment Agreement and Severance and Change in Control Benefits –Severance Benefits.”

Effective as of the Newell Separation Date, the Board appointed Ms. Chung to succeed Mr. Newell as Chief Executive Officer. In connection with Ms. Chung’s appointment as Chief Executive Officer, we entered into an amended offer letter with Ms. Chung (the “Amended Chung Offer Letter”). Pursuant to the Amended Chung Offer Letter, Ms. Chung will (i) receive a base salary of $675,000, (ii) be eligible to earn a target bonus of 60% of her base salary and (iii) be granted an award of 620,000 stock options and an award of 310,000 restricted stock units, both awards to be granted at the time of our annual 2025 refresh equity grants. Ms. Chung will continue to be a participant in the Severance Plan, now as a Tier 1 Participant as defined in the Severance Plan.

Mr. Albini’s Employment Offer Letter and Separation and Transition Agreement

Mr. Alibini was a party to an offer letter with us dated December 11, 2012 pursuant to which he served as our Chief Financial Officer. The terms and conditions of his offer letter provided for an annual base salary, and eligibility for an annual bonus, health insurance and other benefits, all subject to adjustment from time to time. Mr. Albini is an at-will employee. The offer letters for Mr. Albini also included certain severance protections, which severance protections were superseded by the Severance Plan described above in the section entitled “—Employment Agreement and Severance and Change in Control Benefits –Severance Benefits.”

On March 13, 2025, we and Mr. Albini entered into a Separation and Transition Services Agreement (the “Albini Separation and Transition Services Agreement”) following the mutual agreement between the Board and Mr. Albini regarding his transition from his current position with the Company, effective as of May 15, 2025 (the “Albini Transition Date”).

In connection with Mr. Albini’s execution of a general release and waiver of claims and the terms of the Albini Separation and Transition Services Agreement, Mr. Albini is entitled to receive the following benefits: (i) two cash payments totaling the gross amount of $629,375.40, equal to 125% of his annual salary, with the first payment paid in 2025 and the second payment paid on

January 15, 2026; (ii) fifteen months of accelerated vesting on all equity awards under the Plan, (iii) a lump sum payment reflecting Mr. Albini’s bonus opportunity for the 2025 fiscal year on a pro-rated basis, based on our actual percentage achievement against our 2025 corporate goals and (iv) and coverage under Cobra paid for by us for up to 15 months beginning June 1, 2025.

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and restricted stock units held as of December 31, 2024.

	Option Awards						Stock Awards
									Number	Market
									of Units	Value of
			Number of	Number of					of Stock	Units of
			Securities	Securities					That	Stock
			Underlying	Underlying	Option				Have	That
			Unexercised	Unexercised	Exercise	Option			Not	Have Not
	Grant		Options (#)	Options (#)	Price	Expiration	Grant		Vested	Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($)
William J. Newell
	3/5/2024	(1) (3)	32,625	118,438	4.54	3/5/2034
	3/5/2024	(1) (3)	-	22,937	4.54	3/5/2034
	3/3/2023	(1) (3)	-	10,444	5.79	3/3/2033
	3/3/2023	(1) (3)	54,687	59,869	5.79	3/3/2033
	3/4/2022	(1) (3)	3	10,375	8.17	3/3/2032
	3/4/2022	(1) (3)	114,122	41,500	8.17	3/3/2032
	3/5/2021	(1) (3)	3,491	4,737	21.11	3/4/2031
	3/5/2021	(1) (3)	184,009	7,763	21.11	3/4/2031
	1/29/2020	(1)(3)	2,914	-	10.09	1/28/2030
	1/29/2020	(1)(3)	122,086	-	10.09	1/28/2030
	1/29/2019	(1)(3)	9,271	-	10.45	1/28/2029
	1/29/2019	(1)(3)	435,729	-	10.45	1/28/2029
	9/26/2018	(1)(3)	33,330	-	15.00	9/25/2028
	9/26/2018	(1)(3)	421,215	-	15.00	9/25/2028
	9/28/2015	(2)	8,347	-	11.98	9/27/2025
	9/28/2015	(2)	50,717	-	11.98	9/27/2025
	9/28/2015	(2)	13,774	-	11.98	9/27/2025
							3/5/2024	(1)(4)	167,000	307,280
							3/3/2023	(1)(4)	71,250	131,100
							3/4/2022	(1)(4)	62,250	114,540
							3/5/2021	(1)(4)	18,750	34,500
Jane Chung, R.Ph.
	3/5/2024	(1) (3)	-	15,625	4.54	3/5/2034
	3/5/2024	(1) (3)	9,375	25,000	4.54	3/5/2034
	12/1/2023	(1) (3)	8,750	9,990	2.75	12/1/2033
	12/1/2023	(1) (3)	-	16,260	2.75	12/1/2033
	3/3/2023	(1) (3)	12,590	7,545	5.79	3/3/2033
	3/3/2023	(1) (3)	4,910	14,955	5.79	3/3/2033
	3/4/2022	(1) (3)	28,875	13,125	8.17	3/4/2032
	8/9/2021	(3) (5)	133,333	26,667	18.37	8/9/2031

						3/5/2024	(1)(4)	100,000	184,000
						12/1/2023	(1)(4)	75,000	138,000
						3/3/2023	(1)(4)	20,625	37,950
						3/4/2022	(1)(4)	15,750	28,980
						8/9/2021	(4)(5)	18,750	34,500
Edward Albini
3/5/2024	(1) (3)	-	23,567	4.54	3/5/2034
3/5/2024	(1) (3)	12,750	31,683	4.54	3/5/2034
3/3/2023	(1) (3)	-	14,688	5.79	3/3/2033
3/3/2023	(1) (3)	20,562	11,750	5.79	3/3/2033
3/4/2022	(1) (3)	3	6,790	8.17	3/4/2032
3/4/2022	(1) (3)	28,872	6,335	8.17	3/4/2032
3/5/2021	(1) (3)	4,263	3,125	21.11	3/5/2031
3/5/2021	(1) (3)	42,612	-	21.11	3/5/2031
1/29/2020	(1) (3)	9,875	-	10.09	1/29/2030
1/29/2020	(1) (3)	37,625	-	10.09	1/29/2030
1/29/2019	(1) (3)	990	-	10.45	1/29/2029
1/29/2019	(1) (3)	46,510	-	10.45	1/29/2029
9/26/2018	(1) (3)	33,330	-	15.00	9/26/2028
9/26/2018	(1) (3)	95,802	-	15.00	9/26/2028
9/28/2015	(2)	8,347	-	11.98	9/28/2025
9/28/2015	(2)	8,347	-	11.98	9/28/2025
9/28/2015	(2)	2,911	-	11.98	9/28/2025
9/28/2015	(2)	881	-	11.98	9/28/2025
						3/5/2024	(1)(4)	69,000	126,960
						3/3/2023	(1)(4)	23,625	43,470
						3/4/2022	(1)(4)	18,250	33,580
						3/5/2021	(1)(4)	8,750	16,100

(1)
Equity award was granted under our 2018 Equity Incentive Plan.
(2)
Equity award was granted under our 2004 Stock Plan.
(3)
1/48th of the option vests on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service.
(4)
1/4th of the RSUs vests on each annual anniversary of the vesting commencement date, subject to the executive’s continued service.
(5)
Equity award was granted under our 2021 Equity Inducement Plan.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our other NEOs (“Other NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Paid to Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(2)(3)	Value of Initial $100 Investment Based on Sutro TSR	Net Income ($M)
2024	$2,332,343	$925,006	$1,308,305	$558,592	$12	$(227)
2023	2,129,979	(539,427)	1,981,262	1,891,050	20	(107)
2022	3,038,904	(307,003)	1,478,746	93,104	37	(119)

(1) For each year represented, the CEO was Mr. Newell.

(2) To calculate Compensation Actually Paid (CAP), the following amounts were deducted from and added to the applicable SCT total compensation:

		CEO
		2022	2023	2024
	Summary Compensation Table Total	$3,038,904	$2,129,979	$2,332,343
Less:	Grant Date Fair Value of Stock and Option Awards in the Covered Year	-1,966,137	-1,070,713	-$1,347,553
Plus:	Fair Value at Year-End of Unvested Stock and Option Awards Granted in the Covered Year*	+1,781,675	+699,009	+$464,178
Plus:	Fair Value of Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year*	+131,820	+62,103	+$89,606
	Change in Fair Value of Unvested Stock and Option Awards Granted in Prior Years*	-1,382,023	-1,493,917	-$619,887
	Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year*	-1,911,241	-865,889	$6,319
=	Compensation Actually Paid	-$307,003	-$539,427	$925,006

		Average of Other NEOs
		2022	2023	2024
	Summary Compensation Table Total	$1,478,746	$1,981,262	$1,308,305
Less:	Grant Date Fair Value of Stock and Option Awards in the Covered Year	-556,677	-1,268,855	-$583,475
Plus:	Fair Value at Year-End of Unvested Stock and Option Awards Granted in the Covered Year*	+527,096	+1,178,642	+$208,681
Plus:	Fair Value of Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year*	+20,646	-	+$30,383
	Change in Fair Value of Unvested Stock and Option Awards Granted in Prior Years*	-858,416	-	-$377,078
	Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year*	-518,291	-	-$28,225
=	Compensation Actually Paid	$93,104	$1,891,050	$558,592

(*) All stock option valuations included in “Compensation Actually Paid” values were performed using the Black-Scholes option pricing model in a manner generally consistent with the process used to determine stock option grant date fair values under FASB ASC Topic 718 (refer to our annual report for additional detail).

All stock award valuations included in “Compensation Actually Paid” values were performed using closing share prices of the Company’s common stock.

(3) The other NEOs in each covered year were as follows:

2024 - Edward Albini, Jane Chung; 2023 - Anne Borgman, Hanspeter Gerber; 2022 - Trevor Hallam, Jane Chung

The relationship between Compensation Actually Paid (CAP) and the financial performance elements reflected in the above Pay versus Performance tables are described in the below charts:

Compensation Actually Paid versus TSR 2022-2024
Indexed Total Shareholder Return
Compensation Actually Paid ($ Mil.)
$140
$90
$40
-$10
-$60
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
-$0.5
-$1.0
$100
$54
$29
$12
-$0.31
$0.09
-$0.54
$1.89
$0.93
$0.56
2021
2022
2023
2024
CAP to CEO
Avg. CAP to Other NEOs
TSR

Compensation Actually Paid versus Net Income 2022-2024
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$200
Annual Net Income ($ Mil.)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
-$0.5
-$1.0
-$1.5
-$2.0
-$2.5
Compensation Actually Paid ($ Mil.)
-$1.19
-$0.31
$0.09
-$1.07
-$0.54
$1.89
-$2.27
$0.93
$0.56
2022
2023
2024
Net Income
CAP to CEO
Avg. CAP to Other NEOs

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	13,164,358(2)	$ 10.11	2,668,525
Equity compensation plans not approved by security holders	1,590,250(4)	7.83	171,161(5)
Total	14,754,608	$ 9.86	2,839,686

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units (RSUs), since RSUs have no exercise price.
(2)
Includes our 2004 Stock Plan and our 2018 Equity Incentive Plan (the “2018 EIP”). Excludes purchase rights accruing under our 2018 Employee Stock Purchase Plan (2018 ESPP).
(3)
There are no shares of common stock available for issuance under our 2004 Plan, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2004 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2018 EIP. In addition, this includes 1,455,107 shares of common stock that remain available for grant under our 2018 EIP and 1,213,418 shares of common stock that remain available for purchase under the 2018 ESPP. Additionally, the number of shares reserved for issuance under our 2018 EIP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 5% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 EIP increased by 4,126,321, 3,050,491, 2,874,977, 2,316,303, and 2,287,605 shares, respectively, on January 1, 2025, 2024, 2023, 2022 and 2021. Similarly, the number of shares reserved for issuance under our 2018 ESPP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, provided that no more than 3,050,000 shares may be issued over the term of the 2018 ESPP, or a number of shares as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 ESPP increased by 750,000, 114,754, 574,995, 463,260, and 457,521 shares, respectively, on January 1, 2025, 2024, 2023, 2022 and 2021.
(4)
Includes our 2021 Equity Inducement Plan, as amended.
(5)
Reflects shares of common stock that remain available for grant under our 2021 Equity Inducement Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. We are requesting that stockholders vote, in an advisory capacity, on our named executive officer compensation as disclosed in the “Executive Compensation” section of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Executive Compensation—Compensation Disclosure” section of this proxy statement for additional details on our compensation of our Named Executive Officers, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD

Overview

Proposal No. 4 is a proposal to adopt an amendment to our Restated Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-five (1:5) and one-for-twenty-five (1:25), inclusive (the “Split Ratio Range”), in the form set forth in Appendix A to this Proxy Statement (the “Charter Amendment Proposal”). The Charter Amendment Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect the reverse stock split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if and when determined by our Board. Our Board has deemed it advisable, approved, and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Appendix A to this Proxy Statement.

The Charter Amendment Proposal will be adopted and approved only if a majority of the votes cast and entitled to vote thereon at the Annual Meeting vote “FOR” the Charter Amendment Proposal at the Annual Meeting.

If we receive the required stockholder approval, our board of directors will have the sole authority to elect, at any time prior to the one year anniversary of the Annual Meeting, whether or not to effect a reverse stock split. Even with stockholder approval of the Charter Amendment Proposal, our board of directors will not be obligated to pursue the reverse stock split. Rather, our board of directors will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our board of directors determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our board of directors within the Split Ratio Range.

The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Under Section 242(c) of the Delaware General Corporation Law, our board of directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware. Our board of directors may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Restated Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on The Nasdaq Stock Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our board of directors may decide to abandon the proposed amendment of the Restated Certificate of Incorporation in its entirety.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue listing our common stock on The Nasdaq Global Market. To maintain listing on The Nasdaq Global Market, The Nasdaq Stock Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On the Record Date, the closing price for our common stock on The Nasdaq Global Select Market was $0.57 per share.

Although we have not currently received any notice from the Listing Qualifications staff of The Nasdaq Stock Market, based on our current stock price and the recent performance of our stock price, we expect that we might soon receive a notice from the Listing Qualifications staff of The Nasdaq Stock Market that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Global Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), upon receipt of such a notice, the Company would be provided an initial compliance period of 180 calendar days, to regain compliance with the minimum bid price requirement. If the Company does not regain compliance with the minimum bid price rule within 180 calendar days upon receipt of such a notice and unless The Nasdaq Stock Market grants an extension to the Company to comply with such notice, Nasdaq will provide written notification to the Company that our common stock may be delisted.

Our board of directors is seeking stockholder approval of the Charter Amendment Proposal in order to have the authority to effectuate the reverse stock split as a means of increasing the bid price per share of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the expected 180 calendar day deadline upon receipt of such a notice. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Stock Market. The proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the board of directors may determine from time to time, including for use under its equity compensation plans.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results.

There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Stock Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by The Nasdaq Stock Market.

Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on The Nasdaq Stock Market. If our stockholders do not approve the Charter Amendment Proposal, we expect our common stock to be subject to an eventual delisting action by Nasdaq.

If our common stock were delisted from The Nasdaq Stock Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Stock Market, we would be required to meet the initial listing requirements for The Nasdaq Stock Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from The Nasdaq Stock Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Charter Amendment Proposal, our board of directors took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Charter Amendment Proposal, our board of directors reserves the right not to effect the proposed amendment in its entirety if in our board of directors’ opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on The Nasdaq Stock Market;
•
we would otherwise meet the requirements for continued listing of our common stock on The Nasdaq Stock Market;
•
the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;
•
the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•
the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•
the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. Our board of directors may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the board of directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On the Record Date of April 10, 2025, the closing price for our common stock on The Nasdaq Stock Market was $0.57 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on The Nasdaq Stock Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Stock Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Charter Amendment Proposal, and if our board of directors decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock including those held by the Company in treasury stock, depending on the Split Ratio Range set forth in such amendment, from 84,363,322 shares as of the Record Date to between 3,374,533 shares and 16,872,665 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the board of directors within the Split Ratio Range and set forth in the applicable amendment.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require, and are actively seeking, additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. Our board of directors does not intend to issue any common stock or securities convertible into common stock except on terms that our board of directors deems to be in the best interests of us and our stockholders.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. In lieu of any fractional shares, we will issue to stockholders who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the reverse stock split is not evenly divisible by the reverse stock split ratio approved by the board of directors that number of shares of common stock as rounded up to the nearest whole share. If a stockholder holds fractional shares subject to an award granted under the Incentive and Inducement Plans as a result of the reverse stock split, each fractional share of common stock will be rounded down to the nearest whole share of common stock in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended (the “Code”). No stockholders will receive cash in lieu of fractional shares.

Principal Effects of the Reverse Stock Split on Outstanding Equity

As of the Record Date, we had outstanding (a) options to purchase an aggregate of 9,790,573 shares of our common stock with exercise prices ranging from $0.54 to $27.03 per share, (b) 6,989,213 restricted stock units and (c) 127,616 warrants to purchase shares of our common stock with an exercise price of $9.40. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock subject to outstanding options would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our 2004 Equity Incentive Plan, 2018 Equity Incentive Plan, 2021 Equity Inducement Plan, and Amended and Restated 2021 Equity Inducement Plan would decrease by the ratio approved by the board of directors within the Split Ratio Range. Outstanding restricted stock units will also be proportionally adjusted by the ratio approved by the board of directors within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

We have never declared or paid cash dividends on our common stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the board of directors within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by our board of directors within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, traders in securities that have made a “mark to market” election and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as a “capital asset” (generally, property held for investment). This summary also does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

Tax Consequences to the Company

We will not recognize taxable income, gain or loss in connection with the reverse stock split.

Tax Consequences to Stockholders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to rounding up of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

The treatment of the exchange of a fractional share for a whole share in the reverse stock split is not entirely clear, and accordingly it is possible that a holder may recognize income for U.S. federal income tax purposes equal to the value of the additional fraction of a share of common stock received by such holder as a result of rounding up. Holders should consult their own tax advisors concerning this issue.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds the lesser of $120,000 and 1.0% of the average of our total assets during the last two completed fiscal years to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Policies and Procedures for Related-Person Transactions

Our Board of Directors has adopted a written related-person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or a Committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Amended and Restated Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080.

To be timely for our company’s annual meeting of stockholders to be held in 2026 (2026 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 6, 2026, and not later than 5:00 p.m. Eastern Time on March 8, 2026. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws. However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2025 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. To comply with our Amended and Restated Bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2026 Annual Meeting must ensure that our Corporate Secretary receives written notice that sets forth all information required by our Amended and Restated Bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 Annual Meeting must be received by us not later than December 26 2025, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://ir.sutrobio.com/.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Equiniti Trust Company LLC, either by calling toll-free (800) 937-5449, or by writing to Equiniti Trust Company LLC Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080, Attn: Investor Relations, or at IR@sutrobio.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

SUTRO BIOPHARMA, INC.

Sutro Biopharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.
This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 14, 2023 (the “Certificate of Incorporation”).
2.
Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Certificate of Amendment, and the Corporation’s stockholders have duly approved this Certificate of Amendment.
3.
Section 1 of Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the send of such section:

“Effective at 12:01 a.m. Eastern Daylight Time on [●], 2025 (the “Effective Time”), each [●] ([●]) shares of Common Stock then issued and outstanding, or held in treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

4.
The foregoing terms and provisions of this Certificate of Amendment shall be effective as of the Effective Time.

5.
Except as herein amended, the Certificate of Incorporation shall remain in full force and effect.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [●] day of [●], 2025.

SUTRO BIOPHARMA, INC.

By:

Name: Jane Chung

Title: Chief Executive Officer and Director

SUTRO BIOPHARMA Your Vote Counts! SUTRO BIOPHARMA, INC. 2025 Annual Meeting Vote by June 05, 2025 11:59 PM ET SUTRO BIOPHARMA, INC. 111 OYSTER POINT BOULEVARD SOUTH SAN FRANCISCO, CALIFORNIA 94080 Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 QAARV1-P12345 148,294 322,224 1 OF 30# 4 You invested in SUTRO BIOPHARMA, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 06, 2025. Get informed before you vote View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # XXXX XXXX XXXX XXXX Smartphone users = Point your camera here and vote without entering a control number Virtually at: *Please check the meeting materials for any special requirements for meeting attendance. Vote Virtually at the Meeting* June 06, 2025 3:00 PM PDT www.virtualshareholdermeeting.com/STRO2025 V2.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. 2. Election of Class | Directors Nominees: 01) Heidi Hunter Control # XXXX XXXX XXXX XXXX 02) Jon Wigginton, M.D. SHARE CLASSES REPRESENTED FOR VOTING THE COMPANY NAME INC. - COMMON ASDFGHJKL 123456789.1234 THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B 123456789.1234 123456789.1234 THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K 123456789.1234 123456789.1234 123456789.1234 123456789.1234 123456789.1234 03) Michael Dybbs, Ph.D. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Board Recommends For For For 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. 4. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a ratio of any whole number between 1-for-5 and 1-for-25, with the exact ratio determined by the board of directors in its discretion, subject to the board of directors' authority to abandon such amendment. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings". QAARV2-P12345 1.00000 322,224 148,294 CLT ID

SUTRO BIOPHARMA SUTRO BIOPHARMA, INC. 111 OYSTER POINT BOULEVARD SOUTH SAN FRANCISCO, CALIFORNIA 94080 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/05/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STRO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/05/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 0000000000000000 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors All For Withhold For All All Except 0 0 0 To withhold authority to vote for any individual nominee(s), mark "For Alí Except" and write the number (s) of the nominee(s) on the line below. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 0000675103_1 R1.0.0.2 Nominees 01) Heidi Hunter 02) Jon Wigginton, M.D. 03) Michael Dybbs, Ph.D. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. 3. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a ratio of any whole number between 1-for-5 and 1-for-25, with the exact ratio determined by the board of directors in its discretion, subject to the board of directors' authority to abandon such amendment. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain O O O 0 O 0 0 0 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample Please sign exactly as your name(s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 02 0000000000 SHARES CUSIP # SEQUENCE # JOB # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000675103_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SUTRO BIOPHARMA, INC. Annual Meeting of Shareholders June 6, 2025 3:00 PM PDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Jane Chung, R.Ph and David Pauling, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of SUTRO BIOPHARMA, INC., to be held on June 6, 2025, via a live webcast at www.virtualshareholdermeeting.com/STRO2025, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Continued and to be signed on reverse side